Exhibit 99.1

Contact:

Media Relations	Investor Relations
Brian Beades 212-810-5596 brian.beades@blackrock.com	Kristen Dickey 212-810-5572 kristen.dickey@blackrock.com

Lauren Post 212-810-3665 lauren.post@blackrock.com

BlackRock Announces Key Leadership Appointments

Gary S. Shedlin to Join BlackRock, Will Become Chief Financial Officer; Ann Marie
Petach Named Senior Managing Director in Client Solutions Business

New York, February 12, 2013 – BlackRock, Inc. (NYSE: BLK) today announced that Gary S. Shedlin, a long-time strategic and financial advisor to BlackRock, will join the Firm as Senior Managing Director and Chief Financial Officer. Mr. Shedlin will become a member of BlackRock's Global Executive Committee, reporting to Chairman and Chief Executive Officer Laurence D. Fink.

Mr. Shedlin will succeed Ann Marie Petach, who is joining BlackRock Solutions as Senior Managing Director in the Client Solutions business, where she will help to develop critical client relationships and business initiatives with a special focus on solutions offerings for public and private pension funds. Mr. Shedlin will join the Firm on March 11, 2013 and work closely with Ms. Petach through a transition period until she completes her tenure as CFO following the reporting of BlackRock's first quarter earnings results. Mr. Shedlin will assume the role of CFO at that time.

"We're fortunate to have two executives with the depth and breadth of experience of Ann Marie and Gary assuming new roles with BlackRock," Mr. Fink said. "As a key member of our senior management team, Ann Marie has helped guide the Firm through a number of significant milestones, including our acquisition of BGI and the transformation of our company to one with a broad base of shareholders. In addition, she has helped build our financial infrastructure to support one of the largest financial services companies in the world. We're extremely pleased that Ann Marie is assuming this important new role with our Client Solutions business consistent with the desire she expressed last year to work directly with clients. This new role leverages her deep knowledge of BlackRock and her prior experience as a client to help build a key strategic area for the Firm."

Ms. Petach said: "I'm looking forward to working more directly with our clients and assisting in solving some of their most pressing challenges. As a former corporate treasurer at Ford Motor Company who was responsible for pension, banking and risk management issues, and more recently as BlackRock's CFO, I'm intimately familiar with the challenges facing many of our clients. BlackRock is uniquely positioned to assist these clients in the current environment, and I will be working with our team to offer clients solutions that leverage the full array of resources BlackRock has to offer them."

Mr. Shedlin joins BlackRock from Morgan Stanley, where he is Vice Chairman, Investment Banking and a Managing Director in the Financial Institutions Group. Mr. Shedlin has spent more than 25 years advising companies in the financial services sector including as Chairman of the Financial Institutions Group at Citigroup and Managing Director and Co-Head of the Financial Institutions Group at Lazard.

Mr. Shedlin has served as a trusted advisor to BlackRock on virtually all of its most significant strategic transactions. As Chief Financial Officer, he will be responsible for all of BlackRock's Corporate Finance functions including Business Finance; Accounting; Finance Operations; Tax, Treasury and Risk Management; and Investment Products & Controls. He also will be responsible for Investor Relations and Corporate Development as well as Strategy, which has a co-report to Mr. Fink.

"Given his strategic insight and leadership ability, Gary is well positioned to build on the world-class finance organization that Ann Marie has helped to establish, and I am delighted to welcome him to BlackRock. Gary has an intimate knowledge of BlackRock and knows our industry well. I am confident that he will lead our finance operations as a partner in driving our business through our next phase of disciplined growth," Mr. Fink said.

Mr. Shedlin said: "It has been a privilege to be part of Morgan Stanley and to work closely with Larry and other senior executives at BlackRock as the Firm has evolved to meet the needs of clients. I am tremendously excited to now be a part of this very talented management team and to help contribute to BlackRock's continued success in leveraging the unique, global asset management platform it has built."

About BlackRock

BlackRock is a leader in investment management, risk management and advisory services for institutional and retail clients worldwide. At December 31, 2012, BlackRock's AUM was $3.792 trillion. BlackRock offers products that span the risk spectrum to meet clients' needs, including active, enhanced and index strategies across markets and asset classes. Products are offered in a variety of structures including separate accounts, mutual funds, iShares® (exchange traded funds), and other pooled investment vehicles. BlackRock also offers risk management, advisory and enterprise investment system services to a broad base of institutional investors through BlackRock Solutions®. Headquartered in New York City, as of December 31, 2012, the firm has approximately 10,500 employees in 30 countries and a major presence in key global markets, including North and South America, Europe, Asia, Australia and the Middle East and Africa. For additional information, please visit the Company's website at www.blackrock.com.

Forward-looking Statements

This report, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock's future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as "trend," "potential," "opportunity," "pipeline," "believe," "comfortable," "expect," "anticipate," "current," "intention," "estimate," "position," "assume," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in BlackRock's Securities and Exchange Commission ("SEC") reports and those identified elsewhere in this report the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock's investment products; (4) the impact of increased competition; (5) the impact of future acquisitions or divestitures; (6) the unfavorable resolution of legal proceedings; (7) the extent and timing of any share repurchases; (8) the impact, extent and timing of technological changes and the adequacy of intellectual property and information security protection; (9) the impact of legislative and regulatory actions and reforms, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or The PNC Financial Services Group, Inc. ("PNC"); (10) terrorist activities, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (11) the ability to attract and retain highly talented professionals; (12) fluctuations in the carrying value of BlackRock's economic investments; (13) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products or transactions, which could affect the value proposition to clients and, generally, the tax position of the Company; (14) BlackRock's success in maintaining the distribution of its products; (15) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (16) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

BlackRock's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and BlackRock's subsequent filings with the SEC, accessible on the SEC's website at www.sec.gov and on BlackRock's website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on the Company's website is not a part of this press release.

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